UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2007

XL Capital Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 292-8515

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 23, 2007, XL Capital Ltd (the "Company") entered into a Remarketing Agreement with Goldman Sachs & Co., as Remarketing Agent and U.S. Bank National Association, as Purchase Contract Agent relating to the remarketing of the 2.53% Senior Notes Due 2009 (the "Senior Notes") comprising part of its 6.50% Equity Security Units. The remarketing will commence on May 2, 2007 and will settle on May 15, 2007 when the Purchase Contracts comprising part of such Equity Security Units are to be settled. The Company presently intends to submit a bid to the Remarketing Agent to acquire all of the Senior Notes which are so remarketed at the required price of 100.25% of the aggregate principal amount thereof for settlement on such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Capital Ltd

April 26, 2007	By:	/s/ Kirstin Romann Gould

Name: Kirstin Romann Gould
Title: Secretary